EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-64799) pertaining to the Warwick Valley Telephone Company Savings Plan for Management Employees, The WVTEA 401(k) Plan, and the IBEW 401(k) Plan,

(2) Registration Statement (Form S-8 No. 033-46836) pertaining to the Warwick Valley Telephone Company 401(k) Savings Plan,

(3) Registration Statement (Form S-8 No. 333-169276) pertaining to the Warwick Valley Telephone Company 2008 Long-Term Incentive Plan,

(4) Registration Statement (Form S-8 No. 333-180829) pertaining to the Amended and Restated Warwick Valley Telephone Company 2008 Long-Term Incentive Plan,

of our report dated March 16, 2015, with respect to the consolidated financial statements of Alteva, Inc., included in this Annual Report (Form 10-K) of Alteva, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 16, 2015